BATTERYMARCH FINANCIAL MANAGEMENT, INC.
                                 CODE OF ETHICS



                              Dated: August 1, 2006










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                                TABLE OF CONTENTS



I. Introduction 1

II. Individuals Covered by the Code                                            1

III. Standards of Business Conduct                                             2

         A        Compliance with Laws and Regulations                         2

         B. Fiduciary Duties                                                   2

                  1.       Clients Come First                                  2
                  2.       Avoid Taking Advantage                              3
                  3.       Undue Influence                                     3
                  4.       Disclosure of Personal Interest                     3
                  5.       Investment Opportunities                            3
                  6.       Material Nonpublic Information and Insider Trading  3
                  7.       Confidentiality                                     4
                  8.       Gifts and Entertainment                             5
                  9.       Service as a Director                               8
                  10.      Outside Business Activities                         9
                  11.      Employee Private Securities Transactions            9
                  12.      Political and Charitable Contributions              9
                  13.      Marketing and Promotional Activities                9
                  14.      Personal Securities Transactions                    9

IV.      Personal Securities Transactions in Covered Securities               10

         A. Preclearance Requirements for Access Persons                      10

                  1.       General Requirement                                10
                  2.       Trade Authorization Request Forms                  10
                  3.       Review of Form                                     10
                  4.       Length of Trade Authorization Approval             11
                  5.       Independent Review                                 11
                  6.       Excessive Trading                                  12
                  7.       Investment Clubs                                   12

         B. Execution of Personal Securities Transactions                     12

         C. Prohibited Transactions                                           12

                  1. Always Prohibited Securities Transactions                12


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                           a.       Inside Information                        12
                           b.       Market Manipulation                       12
                           c.       Legg Mason, Inc. Stock During Restricted
                                    Period                                    13
                           d.       Short Sales in Legg Mason, Inc. Stock     13
                           e.       Option Transactions in Legg Mason, Inc.
                                    Stock                                     13
                           f.       Others                                    13

                  2. Generally Prohibited Securities Transactions             13

                           a.       Initial Public Offerings (all Access
                                    Persons)                                  13
                           b.       Same-Day Blackout (all Access Persons)    13
                           c.       Seven-Day Blackout (Portfolio Managers
                                    only)                                     14
                           d.       60-Day Blackout (Investment Personnel
                                    only)                                     15
                           e.       Private Placements (all Access Persons)   15
                           f. Intention to Buy or Sell for a Client Account or an Account Managed by a Batterymarch Affiliate (all Access
                                    Persons)                                  16
                           g. Option Transactions Not Involving Legg Mason, Inc. Stock (all Access Persons) 16
                           h.       Limit Orders to Purchase Covered Securities
                                    (all Access Persons)                      17

         D. Exemptions                                                        17

                  1. Exemptions from Preclearance and Treatment as a Prohibited
                     Transaction and Reporting                                17

                           a.       Exempt Securities                         17
                           b.       No Knowledge                              18
                           c.       Certain Transactions Under Legg Mason,
                                    Inc.'s Employee Stock Plans               18
                           d.       Fixed Income Investments                  19

                  2. Exemptions from Preclearance and Treatment as a
                     Prohibited Transaction (but not Reporting)               19

                           a.       Commodities, Futures, and Options on
                                    Futures                                   19
                           b.       Closed-End Index Funds                    19
                           c.       Open-End Investment Companies Not Registered
                                    in the United States                      19
                           d.       Involuntary Transactions (Including Certain
                                    Corporate Actions)                        19
                           e.       Automatic Investment Plans                19
                           f.       Rights                                    19
                           g.       Sales Pursuant to a Bona Fide Tender
                                    Offer                                     20
                           h.       Bona Fide Gifts or Contributions of
                                    Securities                                20
                           i.       Legg Mason, Inc. Stock Outside Restricted
                                    Period                                    20

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                           j.       Certain Transactions in Non-Legg Mason
                                    Employee Benefit and Stock Plans          20
                           k        Miscellaneous                             20

                  3. Exemptions from Treatment as a Prohibited Transaction
                     Only                                                     21

                           a.       De Minimis Transactions                   21
                           b.       Options on Broad-Based Indices            21
                           c.       Transactions in Securities Held in
                                    Batterymarch-Managed Funds that are Index
                                    Funds                                     22

V.       Personal Fund Transactions Involving Monitored Funds                 22

         A. Preclearance of Transactions in Batterymarch-Managed Funds        22

                  1. General Requirement                                      22
                  2. Fund Trade Authorization Request Form                    22
                  3. Review of Form                                           23
                  4. Length of Trade Authorization Approval                   23

         B. Prohibited Transactions in Batterymarch-Managed Funds             23

                  1. 60-Day Holding Period                                    23
                  2. Other Prohibited Trading                                 24

         C. Exemptions for Transactions in Batterymarch-Managed Funds         24

                  1. Exemptions from Preclearance and Treatment as a Prohibited
                     Transaction                                              24

                           a.       Money Market Funds                        24
                           b.       No Knowledge                              24
                           c.       Automatic Investment Plans                24
                           d.       Certain 401(k) Plan Reallocations         25

VI.      Reporting Requirements                                               25

         A. Initial and Annual Certifications                                 25

         B. Acknowledgement of Amendments to the Code                         26

         C. Initial and Annual Disclosure of Personal Holdings                26

         D. Quarterly New Account Reports                                     27

         E. Quarterly Transaction Reports                                     27


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         F. Duplicate Trade Confirmations and Account Statements              29

         G. Confidentiality                                                   29

         H. Availability of Reports                                           30

VII.     Administration and Enforcement of the Code of Ethics                 30

         A. Training and Education                                            30

         B. Annual Review                                                     30

         C. Reporting Violations                                              30

                  1.       Confidentiality                                    30
                  2.       Types of Reporting                                 30
                  3.       Retaliation                                        30

         D. Investigating Violations of the Code                              31

         E. Sanctions                                                         31

         F. Exceptions to the Code                                            31

         G. Inquiries Regarding the Code                                      31

VIII.    Definitions                                                          31

         "401(k) Plan"                                                        31
         "Access Person"                                                      31
         "Automatic Investment Plan"                                          32
         "Batterymarch"                                                       33
         "Batterymarch Affiliate"                                             33
         "Batterymarch's Compliance Department"                               33
         "Batterymarch-Managed Fund"                                          33
         "Beneficial Interest"                                                33
         "Client Account"                                                     35
         "Closed-End Investment Company"                                      35
         "Code"                                                               35
         "Compliance Committee"                                               35
         "Covered Security"                                                   35
         "Covered Securities Transaction"                                     35
         "Equivalent Security"                                                36


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         "Exempt Security"                                                    36
         "Fixed Income Investment"                                            36
         "Immediate Family"                                                   36
         "Index Fund"                                                         36
         "Initial Public Offering"                                            36
         "Investment Club"                                                    36
         "Investment Company"                                                 36
         "Investment Company Act of 1940"                                     37
         "Investment Person" and "Investment Personnel"                       37
         "Investment Team"                                                    37
         "Legg Mason"                                                         37
         "Legg Mason Fund"                                                    37
         "Legg Mason's Legal and Compliance Department"                       37
         "Monitored Fund"                                                     37
         "Monitored Fund Transaction"                                         37
         "Non-Discretionary Account"                                          37
         "Open-End Investment Company"                                        37
         "Option"                                                             38
         "Portfolio Manager"                                                  38
         "Preclearance Officer"                                               38
         "Private Placement"                                                  38
         "Qualified Tuition Program"                                          38
         "Restricted Period"                                                  38
         "Short Sale"                                                         39
         "Supervised Persons"                                                 39
         "Supervisor"                                                         39

VIII.    Appendices to the Code                                               39

         Appendix 1:     Contact Persons                                      40
         Appendix 2:     Acknowledgement of Receipt of Code of Ethics
                         or Amendment to the Code                             41
         Appendix 2A:    Annual Certification of Compliance with
                         Batterymarch's Code of Ethics Form                   42
         Appendix 3:     Personal Holdings Report                             43
         Appendix 4:     Covered Security Trade Authorization Request Form    45
         Appendix 5:     Batterymarch-Managed Fund Trade Authorization
                         Request Form                                         46
         Appendix 6:     Certification of Access Person's Designee            47
         Appendix 7:     Sample Instruction Letter to Broker, Dealer or Bank  48
         Appendix 8:     Certification of No Beneficial Interest              49
         Appendix 9:     New Account(s) Report                                50
         Appendix 10:    Transaction Report                                   51




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I.       INTRODUCTION

         Batterymarch and its employees are subject to certain laws and regulations governing personal securities trading and other conduct. Batterymarch expects its employees to adhere to such laws and regulations and has developed this Code of Ethics to promote the highest standards of behavior and ensure compliance with applicable laws and regulations.

         The Code of Ethics sets forth procedures and limitations that govern the personal securities transactions of every Batterymarch employee as well as the standards of business conduct that Batterymarch requires of its employees. It is designed to protect the firm's clients and Batterymarch's reputation by deterring misconduct and guarding against any violation of the federal securities laws. It is imperative that Batterymarch avoid even the appearance of a conflict between the activities of its employees and its fiduciary duties to its client accounts.

         Employees must read this Code of Ethics and are expected to comply with both the spirit and the letter of the Code. Personal securities transactions should be conducted in a manner so as to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility.

         Failure to comply with the Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, dismissal, personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Code of Ethics must be reported to Batterymarch's Compliance Department. Any questions regarding the Code of Ethics should be referred to Batterymarch's Chief Compliance Officer or his designee.

         Batterymarch employees must also comply with the Legg Mason, Inc. Code of Conduct, which addresses compliance with laws and regulations, conflicts of interest, confidential information, insider trading and other ethical issues.


II.      INDIVIDUALS COVERED BY THE CODE

         The Code applies to all of Batterymarch's Supervised Persons.(1) The Code's applicability to temporary employees, consultants, independent contractors and certain employees of affiliates will be determined on a case-by-case basis. The Code imposes different requirements and limitations on Supervised Persons based on the nature of their activities for Batterymarch. For purposes of adhering to the Code's preclearance and reporting requirements relating to their personal securities transactions, Supervised Persons are classified into one of three categories:

        (1) Access Persons;

---------------------------------------------------------------
(1) Capitalized words are defined in Section VIII. Definitions.

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        (2) Investment Persons; and
        (3) Portfolio Managers.

         Supervised Persons should confirm their classification with Batterymarch's Compliance Department.

         The Code covers the personal trading activities of all Supervised Persons in their own accounts and in accounts in which they have a Beneficial Interest.


III.     STANDARDS OF BUSINESS CONDUCT

     Legg Mason, Inc. has set out basic principles in the Legg Mason, Inc. Code of Conduct to guide the day-to-day business activities of directors, officers and employees of Legg Mason, Inc. and its subsidiaries. The Legg Mason, Inc. Code of Conduct is included in Batterymarch's Compliance Program Policies and Procedures Manual. Supervised Persons are expected to comply with all applicable laws, regulations and Company policies, and be sensitive to, and act appropriately in, situations that may give rise to actual as well as apparent conflicts of interest or violations of this Code or the Legg Mason, Inc. Code of Conduct. Batterymarch requires its Supervised Persons to abide by the following standards of business conduct in addition to the basic principles and restrictions set out in the Legg Mason, Inc. Code of Conduct:

     A. Compliance With Laws and Regulations. In carrying out their responsibilities, Supervised Persons must, at a minimum, comply with all applicable legal requirements, including applicable federal and other securities laws. Supervised Persons should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of laws and regulations is not a defense.

     B. Fiduciary Duties. The Code is based on the principle that Supervised Persons owe fiduciary duties to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

         Supervised Persons must at all times comply with the following elements of fiduciary duty:

1. Client Accounts Come First. A "conflict of interest" occurs when the personal interests of a Supervised Person interfere or could potentially interfere with their responsibilities to Batterymarch and its clients.
     Conflicts of interest also occur when the interests of Batterymarch interfere or could potentially interfere with the interests of Client Accounts. Supervised Persons must scrupulously avoid serving Batterymarch's or their personal interests ahead of the interests of the Client Accounts (i.e., engaging in "conflicts of interest"). Regardless of whether an


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     activity is specifically  addressed in the Code,  Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of Batterymarch.

     Doubtful situations should be resolved in favor of the Client Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any activities that indicate an abuse of fiduciary duties.

2. Avoid Taking Advantage. Supervised Persons may not use any nonpublic information concerning the trading or investment activities of Batterymarch or any of its affiliates to their own advantage. Supervised Persons may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of open, executed, or pending portfolio transactions in the Client Accounts, or "scalping," that is, the purchase or sale of securities for the Client Accounts for the purpose of affecting the value of a security owned or to be acquired by the Supervised Person.

3. Undue Influence. A Supervised Person may not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Supervised Person. For example, a Supervised Person would violate the Code by causing a Client Account to purchase a security the Supervised Person owned for the purpose of increasing the price of that security.

4. Disclosure of Personal Interest. If a Supervised Person stands to benefit materially from an investment decision for a Client Account, and the Supervised Person is participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the Client Account and Batterymarch's Compliance Department (or, if the Supervised Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch's Compliance Department). The person to whom the Supervised Person reports the interest, in consultation with Batterymarch's Compliance Department, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

5. Investment Opportunities. Supervised Persons may not take personal advantage of any opportunity (investment or otherwise) properly belonging to Batterymarch or any Client Account. For example, an Access Person should not directly or indirectly acquire ownership in a security of limited availability without first offering the opportunity to purchase such security to Batterymarch on behalf of one or more Client Accounts. Employees must offer any appropriate investment opportunities to the Client Accounts before they may take personal advantage of such opportunities.


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6.   Material  Nonpublic  Information and Insider  Trading.  Supervised  Persons
     possessing   material  nonpublic   information   regarding  any  issuer  of
     securities must inform Batterymarch's Chief Compliance Officer that they are in possession of such information and must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

     Securities laws generally prohibit the trading of securities of an issuer while in possession of material nonpublic information regarding such issuer ("insider trading"). Any person who passes along material nonpublic information upon which a trade is based ("tipping") may also be in violation of securities laws.

     Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities.

     Information about a company is "nonpublic" if it is not generally available to the investing public.Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

     Supervised Persons who possess material nonpublic information about a company (including Legg Mason) may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

     Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create limitations on their ability to carry out their responsibilities to the Client Accounts.

     Supervised Persons should be aware that material nonpublic information may relate not only to issuers of securities but to Batterymarch's securities recommendations and the investment holdings and securities transactions of Batterymarch's Client Accounts, including those of mutual funds and other pooled investment vehicles.

     Please refer to the Insider Trading Policy Statement included in Batterymarch's Compliance Program Policies and Procedures Manual. Employees are required to certify annually their compliance with Batterymarch's


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     Insider Trading Policy Statement.

7. Confidentiality. All Supervised Persons are expected to strictly comply with measures necessary to preserve the confidentiality of information considered confidential by Batterymarch, its clients (and former clients) and other persons or entities Batterymarch conducts business with (e.g., vendors). Supervised Persons have an obligation to keep such information in strict confidence. Confidential information relating to clients may include the client's identity (unless the client consents to disclosure), the client's security holdings and advice furnished to the client by Batterymarch. Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Client Accounts, except to persons whose responsibilities require knowledge of the information.

     Employees should refer to and comply with the requirements of Batterymarch's Informational Barriers
     Policy, Privacy Policy and the various portfolio holdings disclosure policies included in
     Batterymarch's Compliance Policies and Procedures
     Manual.

8. Gifts and Entertainment. On occasion, because of their position with Batterymarch, Supervised Persons may be offered, or may receive without notice, gifts from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). Supervised Persons should not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or prospective client feel beholden to the firm or the Supervised Person.

     No Supervised Person may accept any gift, service or other thing of more than a de minimis value from any person or entity that does business with or on behalf of Batterymarch or give or offer any gift of more than a de minimis value to any existing client, prospective client or their consultants or any entity that does business with or on behalf of Batterymarch without pre-approval by Batterymarch's Chief Compliance Officer. Cash gifts or cash equivalents (e.g., gift certificates) in any amount are prohibited.

     For purposes of the Code, gifts, services or other things whose reasonable value does not exceed a total value of US$100 per year that are provided to or from any person or entity that does business with or on behalf of Batterymarch are considered to be of de minimis value.


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     However, Supervised Persons are expected to be aware that certain clients
     (such as state or municipal pension funds) may not allow their employees (or government officials) to accept any gifts or entertainment or may have set a different threshold limit for accepting gifts or entertainment. As a result, no Supervised Person may give gifts or provide entertainment to clients or prospective clients in excess of any limits set by such organizations.

     Supervised Persons are expected to be aware that the US Department of Labor requires reporting by investment managers of certain payments (e.g., gifts, meals and entertainment) made to a union or officer, trustee, agent, employee or other representative of a union with a total value of over US$250 during any fiscal year. Please refer to the Policy Regarding
     Gifts, Gratuities, Entertainment and Meals Provided to, and Other Transactions with, Labor Unions and their Officers or Employees included in Batterymarch's Compliance Program Policies and Procedures Manual.

     No Supervised Person may solicit for themselves or the firm gifts or anything else of value (including entertainment).

     No Supervised Person may accept extravagant or excessive entertainment from or provide such entertainment to any client, prospective client or any person or entity that does or seeks to do business with or on behalf of Batterymarch. Supervised Persons may accept a business entertainment event, such as dinner or a ticket to an entertainment event, of reasonable value, if the person or entity providing the entertainment is present and it was offered on an unsolicited basis. The receipt of entertainment from any person or entity should not be so frequent as to raise any question of impropriety.

     Under no circumstances is it acceptable for a Supervised Person to resell a gift or ticket to an entertainment event.

     If the Supervised Person wants to accept more than one ticket to a meal or entertainment event (e.g., for a family member), the Supervised Person must obtain approval from Batterymarch's Chief Compliance Officer.

     Supervised Persons are not permitted to accept a gift of lodging or air travel in connection with any entertainment opportunity.

     Unsolicited gifts that do not meet the criteria for acceptance and that are received during the holiday season by Batterymarch or its Supervised Persons from brokers or other vendors doing or seeking to do business with Batterymarch may be forwarded to Batterymarch's Supervisor or its designee(s) instead of returned provided Batterymarch's Supervisor


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     offers such gifts to Batterymarch employees and such gifts are offered to Batterymarch's employees, to the extent possible, on an anonymous basis (i.e., the person or entity providing the gift is not named), the gifts are not viewed as overly generous or with the potential to influence decision-making or make Batterymarch or a Supervised Person feel beholden to the firm providing the gift.

     Each Batterymarch Supervised Person is required to report gifts and entertainment received by them (or on behalf of them) from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). If such persons or entities provide gifts, entertainment or reportable meals to multiple Supervised Persons, each Supervised Person is individually responsible for reporting their receipt of such gifts, entertainment or reportable meals.

     The reporting requirements are as follows:

     Supervised Persons must report the following to Batterymarch's Chief Compliance Officer:

     o   Any gift exceeding US$20 in value from any donor;

     o Any entertainment received (even if received in conjunction with a non-reportable customary business meal);

     o Any meal of extravagant value, or any meal where the donor is not present, or any meal that has been solicited by a Batterymarch employee, regardless of frequency; and

     o Any business meal if the host or the host's employer has provided meals to the Batterymarch Supervised Person more than four (4) times per calendar year.

     The following does not need to be reported by Supervised Persons:

     o Food items that are made available on an office-wide basis (such as gift baskets, etc.);

     o A customary business meal of reasonable value received in the office, where the host is present and the meal is offered on an unsolicited basis, regardless of frequency;

     o A customary business meal of reasonable value received outside of the office, where the host is present and the meal is offered on an unsolicited basis, provided the host or the host's employer has


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         not provided meals to the Batterymarch Supervised Person
         more than four (4) times in any calendar year;

     o A customary business meal of reasonable value received outside of the office, where the host is present and the meal is offered on an unsolicited basis, if presented as part of a conference or seminar and there are more than five (5) other investment advisers invited; and

     o A gift not kept by the Batterymarch Supervised Person and returned to the donor or forwarded to Batterymarch's Supervisor or its designee(s) for distribution to other Batterymarch employees or outsiders, as long as the Batterymarch Supervised Person provides to Batterymarch's Supervisor or its designee(s) relevant details so that they may report the gift to Batterymarch's Chief Compliance Officer.

         Please refer to the Gifts and Entertainment Policy included in Batterymarch's Compliance Program Policies and Procedures Manual.

         This policy applies to non-employee Supervised Persons only to the extent gifts and entertainment received or given by them (or on behalf of them) are from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch).

         However, all Supervised Persons should be certain that the receipt or giving of any gift or entertainment opportunity does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient or of Batterymarch.

         Any question as to the appropriateness of gifts, travel and entertainment opportunities should be discussed with a member of Batterymarch's Compliance Committee.

         Employees are reminded that they are also required to certify that they have no conflicts of interest, or disclose any existing or potential conflicts of interest they may have, by completing Batterymarch's Conflicts of Interest Questionnaire on at least an annual basis.

9. Service as a Director. No Investment Person may serve on the board of directors of a publicly held company (other than Batterymarch, its affiliates, the Legg Mason Funds or other pooled investment vehicles which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by Batterymarch's Compliance Department. This authorization


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     will rarely,  if ever, be granted and, if granted,  will  normally  require that the affected Investment Person not participate in making investment decisions related to the issuer on whose board the Investment Person sits.

     If a Supervised Person is a director of a private company, he or she may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director.

10. Outside Business Activities. An employee may not engage in any outside business activities without the approval of Batterymarch's Chief Compliance Officer or his designee. Outside business activities must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to Batterymarch's Outside Business Activities policy in Batterymarch's Compliance Program Policies and Procedures Manual.

11. Employee Private Securities Transactions. Direct or indirect ownership of any stock or any financial interest in any other privately owned organization which is engaged in any securities, financial or kindred business must first be approved in writing by Batterymarch's Chief Compliance Officer or his designee. This includes privately owned investment advisers, broker-dealer banks, other depository institutions and insurance concerns. Employee private securities transactions must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to Batterymarch's Employee Private Securities Transactions policy in Batterymarch's Compliance Program Policies and Procedures Manual.

12. Political and Charitable Contributions. Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons should refrain from considering Batterymarch's current or anticipated business relationships as a factor in making charitable contributions.

     Batterymarch requires prior approval of certain political contributions. All political contributions to candidates for, or incumbents of, state and local political office must be preauthorized by Batterymarch's Chief Compliance Officer or his designee and reported on an annual basis. This policy covers all employees and their immediate family members residing in the same household or if under the employee's control. Please refer to Batterymarch's Political Contributions Policy
     Statement in Batterymarch's Compliance Program
     Policies and Procedures Manual.

13. Marketing and Promotional Activities. All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way. Please refer to Batterymarch's Marketing and Advertising and Media Relations policies in Batterymarch's Compliance Program Policies and Procedures Manual.

14. Personal Securities Transactions. Supervised Persons are required to comply with Batterymarch's policies and procedures regarding personal securities transactions, including the preclearance and reporting requirements of this Code.

         Employees with questions regarding any of these principles and restrictions should consult with Batterymarch's Chief Compliance Officer.


IV.      PERSONAL SECURITIES TRANSACTIONS IN COVERED SECURITIES

         A. Preclearance Requirements for Access Persons.

                  1. General Requirement. Except for the transactions specified in Sections IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction and Reporting) and IV.D.2. (Exemptions from Preclearance and Treatment as a Prohibited Transaction (but not Reporting)), any Covered Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer. All Access Persons must notify the Preclearance Officer in writing and receive preclearance before they engage in any purchase or sale for their own accounts or accounts in which they otherwise have a Beneficial Interest.

                           All requests for preclearance of a Covered Securities Transaction must be submitted by completing a Trade Authorization Request Form (Appendix 4).

                  2. Trade Authorization Request Form. Prior to entering an order for a Covered Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request Form (Appendix
                           4), submit the completed form to a Preclearance Officer and obtain written preclearance from the Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

                           In the event an Access Person is unable to complete a Trade Authorization Request Form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request Form and the Certification of Access Person's Designee Form (Appendix 6) and submit both forms to a

                           Preclearance Officer.

                           Proposed Covered Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer.

                  3. Review of Form. After receiving a completed Trade Authorization Request Form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending and contemplated transactions by any relevant Client Accounts, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Covered Securities Transaction.

                           The Preclearance Officer will notify the Access Person (or his or her designee) in writing whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

                           The granting of authorization, and the date and time of such authorization, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

                           No order for a securities transaction for which preclearance authorization is required may be placed by an Access Person prior to the receipt of written authorization of the transaction by a Preclearance Officer. Verbal approvals are not permitted.

                  4. Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (a) its revocation,
                           (b) the close of business on the trading day the authorization is granted, (c) the moment the Access Person learns that the information in the Trade Authorization Request Form is not accurate or
                           (d) the moment the Access Person learns that the approval is no longer permissible under the Code. For example, if an Access Person learns of a pending buy or sell order in a Covered Security for a Client Account after the Access Person has received authorization to trade, but before the Covered Securities Transaction has been placed, the Access Person must refrain from placing the order unless the Covered Securities Transaction is a de minimis transaction as described in Section IV.D.3.a. (De Minimis Transactions).

                           If the order for the Covered Securities Transaction is not placed by the close of business on the trading day the authorization is granted, a new authorization must be obtained before the Covered Securities Transaction is placed.

                  5. Independent Review. A Preclearance Officer may request, at his or her discretion, any and all information and/or documentation necessary to satisfy himself or herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed purchase or sale and the interest of any Client Account.

                           For example, if a Portfolio Manager wishes to execute a Covered Securities Transaction where the possibility of a conflict of interest exists with client interests (e.g., the Covered Security may appear to be appropriate for the Client Accounts or could potentially be recommended to the Client Accounts within seven (7) calendar days), a Preclearance Officer may request, at his or her discretion, a written explanation from the Portfolio Manager as to why the Covered Security is not appropriate at such time for the Client Accounts.

                           The Preclearance Officer may also, at his or her discretion, seek an independent review by another member of the relevant Investment Team with no personal interest in the issuer to determine whether the Covered Securities Transaction may be appropriate for any Client Account prior to granting authorization.

                  6. Excessive Trading. Excessive trading may be a potential distraction from servicing clients. Batterymarch discourages all employees from engaging in short-term trading, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities. Absent special circumstances, an Access Person will be limited to no more than twenty (20) trade authorization requests per calendar quarter.

                  7. Investment Clubs. Since each member of an Investment Club generally participates in the investment decision-making process, Access Persons must obtain approval from Batterymarch's Compliance Department before they or a member of the Access Person's Immediate Family participates in an Investment Club and must thereafter preclear and report all Covered Securities Transactions of the Investment Club. Without such written authorization from a Preclearance Officer, Access Persons (or members of their Immediate Family) may not participate in an Investment Club or the individual Covered Securities Transactions of the Investment Club. Due to the administrative difficulties resulting from such restrictions, Batterymarch recommends that Access Persons refrain from participating in Investment Clubs.

         B. Execution of Personal Securities Transactions. Transactions in Covered Securities subject to the preclearance requirements may be executed through any broker, dealer or bank as long as the requirements of Section VI.F. (Duplicate Trade Confirmations and Account Statements) are met. If a precleared trade is not executed, the Access Person should notify the Preclearance Officer promptly.

         C.       Prohibited Transactions.

                  1. Always Prohibited Securities Transactions. The following securities transactions are prohibited and will not be authorized under any circumstances:

                           a. Inside Information. Any transaction in a security by an Access Person who possesses material nonpublic information regarding the security or the issuer of the security is prohibited.

                           b. Market Manipulation. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

                           c. Legg Mason, Inc. Stock During Restricted Period. Any purchase or sale of Legg Mason's publicly traded securities conducted by an Access Person during the Restricted Period is prohibited.

                           d. Short Sales in Legg Mason, Inc. Stock. Short sales of Legg Mason's publicly traded securities by employees are prohibited, with the exception of short sales "against the box."

                           e. Option Transactions in Legg Mason, Inc. Stock. Option transactions, other than opening and closing hedging transactions, such as covered call options and protective put options, involving Legg Mason's publicly traded securities are prohibited. For example, purchases or sales of listed or OTC options or derivatives relating to Legg Mason are prohibited. Transactions under Legg Mason's incentive or other employee stock option plans are exempt from this prohibition.

                           f. Others. Any other transaction deemed by a Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity or an appearance of impropriety is prohibited.

                  2. Generally Prohibited Securities Transactions. Unless exempted by Section IV.D. (Exemptions), the following Covered Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified below.

                           a. Initial Public Offerings (all Access Persons). Any purchase of a Covered Security by an Access Person in an Initial Public Offering without the prior written approval of Batterymarch's Chief Compliance Officer is prohibited. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

                           b. Same-Day Blackout (all Access Persons). Any purchase or sale of a Covered Security by an Access Person on any day during which any Client Account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Covered Security (or Equivalent Security) is generally prohibited, except for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions).

                                    Excluding transactions considered de minimis as described in Section IV.D.3.a. (De Minimis Transactions), if a Covered Securities Transaction is executed in an account in which a Portfolio Manager has a Beneficial Interest on the same day that a trade in the same Covered Security (or Equivalent Security) is executed on behalf of a Client Account for which the Portfolio Manager has investment discretion and the price received for such Covered Security (or Equivalent Security) by such Client Account(s) is less favorable than the price received by the Portfolio Manager, then the Portfolio Manager will be obligated to disgorge his or her profits. In such instances, profit disgorgement will be equal to the difference between the price received by the Portfolio Manager and the price received by the Client Account(s). Any profits on disgorgement will be allocated to Client Accounts or to a charity of Batterymarch's choice. Additional penalties or sanctions may be imposed.

                           c.       Seven-Day Blackout (Portfolio Managers
                                    only).  Any purchase or sale of a Covered
                                    Security by a Portfolio Manager within seven (7) calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by a Client Account managed by that Portfolio Manager is generally prohibited. For example, if a Client Account trades a Covered Security on day one, day eight is the first day the Portfolio Manager may trade that Covered Security for an account in which he or she has a Beneficial Interest. Of course, Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to profit personally.

                                    It is acknowledged that circumstances may change with the passage of time. For example, at the time of a personal trade in a Covered Security by a Portfolio Manager, he or she may have had no intention to purchase or sell the same Covered Security

                                    (or Equivalent Security) for a Client
                                    Account and no knowledge that the same
                                    Covered Security (or Equivalent Security) would be subsequently purchased or sold for the Client Account. However, such events could occur especially where Batterymarch's investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Covered Security for a Client Account less than seven (7) calendar days after the Portfolio Manager traded the same Covered Security (or Equivalent Security) for an account in which he or she has a Beneficial Interest. However, under such circumstances, the Portfolio Manager must document in a written memorandum addressed to Batterymarch's Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code.

                                    To guard against possible violations of this prohibition, Batterymarch's Portfolio
                                    Managers should consider refraining from purchasing/selling a Covered Security in which they acquire/have a Beneficial Interest that is ranked a "buy" or a "sell" or close to a "buy" or a "sell" by Batterymarch's stock selection model if there is a reasonable likelihood that it may be acquired/disposed of by a Client Account within seven (7) calendar days.

                                    In addition to other appropriate sanctions, Portfolio Managers may be required to disgorge any and all profit realized from such transactions violating the seven (7) calendar day blackout period, except that de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) will not be subject to such disgorgement.

                           d.       60-Day Blackout (Investment Personnel only).
                                    (i) Purchase of a Covered Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (ii) sale of a Covered Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Covered Security (or an Equivalent Security) at any time on or between the dates of the Covered Securities Transactions by the Investment Person is generally prohibited; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section VII.E. (Sanctions). There is no exception made in the Code for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions). As a result, de minimis transactions involving Covered Securities that violate the 60-day blackout period restriction are subject to profit disgorgement.

                                    Investment Persons should be aware that for purposes of the Code, trading in derivatives (such as options) is deemed to be trading in the underlying security. Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement.

                           e. Private Placements (all Access Persons). Acquisition of a Beneficial Interest in Covered Securities in a Private Placement by an Access Person is prohibited without the prior written approval of Batterymarch's Chief Compliance Officer. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to an individual by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

                                    Access Persons who have acquired a
                                    Beneficial Interest in Covered Securities in a Private Placement are required to disclose their Beneficial Interest to Batterymarch's Compliance Department. If the Access Person is subsequently involved in a decision to buy or sell a Covered Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Covered Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

                                    Investment Persons who have prior holdings of Covered Securities obtained in a Private Placement must request the written authorization of Batterymarch's Chief Compliance Officer to continue holding the security. This request for authorization must be initiated within ten (10) calendar days of becoming an Investment Person and annually thereafter.

                                    Access Persons investing in a Private
                                    Placement are not required to preclear any of the underlying securities transactions (whether or not they are Covered Securities Transactions) made by the Private Placement.

                           f. Intention to Buy or Sell for a Client Account or an Account Managed by a Batterymarch Affiliate (all Access Persons). Any purchase or sale of a security by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that security or a similar security on behalf of a Client Account or any client account managed by a Batterymarch Affiliate, including the Monitored Funds. This prohibition also applies to transactions in Fixed Income Investments that may be executed on behalf of a client account managed by a Batterymarch Affiliate.

                           g. Option Transactions (all Access Persons). Writing option transactions involving Covered Securities are generally prohibited. Subject to preclearance, an Access Person may engage in purchasing options. However, an Access Person engaging in such transactions should recognize the danger of being "frozen" from exercising or selling the option because of the general restrictions that apply to Covered Securities Transactions. Even though an Access Person may receive preclearance to purchase an option, the Code also requires an Access Person to seek written preclearance before exercising or selling the option.

                                    The prohibition regarding option
                                    transactions in Legg Mason, Inc. stock is set forth in Section IV.C.1.e. (Option Transactions in Legg Mason, Inc. Stock). Option transactions by Immediate Family members of Access Persons that involve their employer's stock under their employer's stock option plans are exempt from this prohibition. Options on certain broad-based indices are also not prohibited as described in Section IV.D.3.b. (Options on Broad-Based Indices).

                           h. Limit Orders to Purchase Covered Securities (All Access Persons). Standard orders to purchase Covered Securities at certain prices (sometimes called "limit," "good-until-cancelled," or "standing buy" orders; collectively, referred to as "limit orders" for purposes of the Code) are generally prohibited. Limit orders to sell Covered Securities in which an Access Person already has a Beneficial Interest are not prohibited by the Code.

                           The prohibitions set forth in Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) apply whether the Covered Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (e.g., a purchase and sale) as the transaction of a Client Account.

         D. Exemptions.

                  1. Exemptions from Preclearance and Treatment as a Prohibited Transaction and Reporting. The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons), the prohibited transaction restrictions set forth in
                           Section IV.C.2. (Generally Prohibited Securities Transactions), and the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements):

                           a. Exempt Securities. Any transaction in the following: (i) bankers acceptances; (ii) bank certificates of deposit and time deposits;
                                (iii) commercial  paper;  (iv)  repurchase
                                agreements;  (v) securities  that are direct
                                obligations of the United States Government (but obligations of instrumentalities of the United States Government or quasi-government agencies are not exempt); (vi) securities issued by Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e., mutual funds), other than the Monitored Funds;
                                (vii) shares of money market funds (regardless of affiliation with Batterymarch Affiliates); and (viii) units of unit investment trusts provided they are invested exclusively in funds that are not Monitored Funds (this exception is aimed at variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts; such separate accounts typically are sub-divided into sub-accounts, each of which invests
                                exclusively  in  shares  of an underlying
                                Open-End  Investment  Company).   For  purposes
                                of the Code, collectively, these securities are referred to as "Exempt Securities."

                           b. No Knowledge. Purchases or sales effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts").
                                Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, Covered Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary. Transactions in Qualified

                                Tuition Programs may also be considered as non-discretionary, provided an Access Person has no direct or indirect influence or control over the investment decision making process in the program (i.e., the Access Person is not able to select individual securities or a Monitored
                                Fund for purchase or sale).

                                Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions.

                           c.   Certain Transactions Under Legg Mason,
                                Inc.'s Employee Stock Plans. The receipt or exercise of an employee stock option under any of Legg Mason's employee stock option plans and the purchase or sale of Legg Mason stock within any of Legg Mason's employee stock purchase plans is exempt from the preclearance and reporting requirements under the Code.

                                With the exception of sales within Legg
                                Mason's employee stock purchase plans, the sale of Legg Mason stock is subject to the Code's reporting requirements. For example, the sale of Legg Mason stock under Legg Mason's employee stock option plans must be reported.

                           d. Fixed Income Investments. Any purchase or sale of Fixed Income Investments.

                  2. Exemptions from Preclearance and Treatment as a Prohibited Transaction (but not Reporting). The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) and the prohibited transaction restrictions set forth in
                           Section IV.C.2. (Generally Prohibited Securities Transactions), but are subject to the Code's reporting requirements:

                           a.   Commodities, Futures, and Options on
                                Futures. Any purchase or sale involving
                                non-financial commodities (such as
                                agricultural futures, metals, oil, gas,
                                etc.), futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and options on futures.

                           b. Closed-End Index Funds. Purchases or sales of Index Funds that are Closed-End Investment Companies.

                           c. Open-End Investment Companies Not Registered in the United States. Purchases or sales of Open-End Investment Companies that are not registered in the United States.

                           d. Involuntary Transactions (Including Certain Corporate Actions). Transactions that are involuntary on the part of an Access Person, such as stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Covered Securities and sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.

                           e. Automatic Investment Plans. Transactions effected pursuant to an Automatic Investment Plan.

                           f. Rights. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                           g. Sales Pursuant to a Bona Fide Tender Offer. Any sales effected pursuant to a bona fide tender offer.

                           h.   Bona Fide Gifts or Contributions of
                                Securities. Access Persons desiring to make a bona fide gift or contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transaction. However, the Access Person must report such bona fide gifts or contributions to Batterymarch's Compliance Department within thirty (30) calendar days of making or receiving the gift or contribution and must disclose the following information: (i) the name of the person receiving/giving the gift; (ii) the date of the transaction; (iii) the name of the broker through which the transaction was effected;
                                (iv) the name of the Covered  Security;  and
                                (v) the number of shares of the Covered
                                Security. A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return. An Access Person who purchases a Covered Security with the intention of making a gift or contribution must preclear the purchase transaction.

                           i. Legg Mason, Inc. Stock Outside Restricted Period. Any purchase or sale of Legg Mason's publicly traded securities effected by an Access Person outside the Restricted Period.

                           j. Certain Transactions in Non-Legg Mason, Inc. Employee Benefit and Stock Plans. Purchases of an employer's securities done under a bona fide employee benefit or stock plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family do not require preclearance, but must be reported.

                                The receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family does not require preclearance or reporting.

                                However, sales of the employer's stock,
                                whether part of the employee benefit or
                                stock plan, do require preclearance and
                                reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of their employer are subject to the preclearance and reporting requirements of the Code.

                           k.   Miscellaneous. Transactions in other
                                securities as may from time to time be
                                designated in writing by Batterymarch's
                                Compliance Department on the ground that the risk of abuse is minimal or non-existent.

                  3. Exemption from Treatment as a Prohibited Transaction. The following Covered Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section IV.C.2. (Generally Prohibited Securities Transactions). However, they are not exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons):

                           a. De Minimis Transactions. A Preclearance Officer may approve certain de minimis transactions even when Batterymarch is trading in such securities for the Client Accounts, provided the restrictions and conditions described below are met. In such instances, the prohibitions in
                                Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) are not applicable to any Covered Securities Transaction, or series of related transactions, effected during any calendar day, not exceeding the amount of US$10,000 or 500 shares, whichever is greater, in the securities of companies with a market capitalization of US$5 billion or higher. However, the prohibition in Section IV.C.2.d. (60-Day Blackout) continues to apply to de minimis transactions.

                                The following restrictions or conditions are imposed upon the above-described transactions:

                                i.      The Access Person must not be using
                                        knowledge, and must certify on the
                                        Covered Security Trade Authorization
                                        Request Form (Appendix 4) that he or
                                        she is not using knowledge, of any
                                        open, executed or pending
                                        transactions by a Client Account to
                                        profit by the market effect of such
                                        Client Account transaction; and

                                ii.     The Access Person must cooperate
                                        with the Preclearance Officer's
                                        request to document market
                                        capitalization amounts.

                           b.   Options on Broad-Based Indices. The
                                prohibitions in Section IV.C.2.b. (Same-Day
                                Blackout), c. (Seven-Day Blackout), and d.
                                (60-Day Blackout) are not applicable to any Covered Securities Transaction involving options on certain broad-based indices designated by Batterymarch's Compliance Department. The broad-based indices designated by Batterymarch's Compliance Department may be changed from time to time and presently consist of the S&P MidCap 400, S&P 500, S&P Small Cap 600, Russell 1000, Russell 2000, Russell 2500, Russell 3000, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

                           c.   Transactions in Securities Held in
                                Batterymarch-Managed Funds that are Index
                                Funds. A Preclearance Officer may authorize
                                Covered Securities Transactions when
                                Batterymarch is trading in such securities exclusively for Batterymarch-Managed Funds that are Index Funds. The prohibitions in
                                Section IV.C.2.b. (Same-Day Blackout), c.
                                (Seven-Day Blackout) and d. (60-Day
                                Blackout) are not applicable to any Covered
                                Securities Transaction involving a
                                Batterymarch-Managed Fund that is an Index
                                Fund. However, these prohibitions apply to all other Batterymarch-Managed Funds.


V.       PERSONAL FUND TRANSACTIONS INVOLVING MONITORED FUNDS

         The following restrictions apply to transactions and holdings in Batterymarch-Managed Funds. From time to time, Batterymarch will publish a list of the Batterymarch-Managed Funds. This list will be posted in Batterymarch's Compliance Program Policies and Procedures Manual.

         The requirements below regarding Batterymarch-Managed Funds are in addition to other requirements of this Code and are not affected by the fact that the Batterymarch-Managed Funds may be exempt from those other requirements.

         A. Preclearance of Transactions in Batterymarch-Managed Funds.

                  1. General Requirement. Except for those transactions exempted by Section V.C. (Exemptions for Transactions in Batterymarch-Managed Funds) of the Code, a Preclearance Officer must preclear each transaction (including any exchange) in any Batterymarch-Managed Fund in which an Access Person has or acquires a Beneficial Interest.

                  2. Fund Trade Authorization Request Form. Prior to entering an order for a transaction (including any exchange) involving a Batterymarch-Managed Fund, the Access Person must complete a Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and submit the completed form to a Preclearance Officer. The Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) requires Access Persons to provide certain information and to make certain representations.

                           In the event an Access Person is unable to complete a Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and the Certification of Access Person's Designee (Appendix 6) and submit both forms to a Preclearance Officer.

                           Proposed transactions in Batterymarch-Managed Funds of a Preclearance Officer must be submitted to another Preclearance Officer for approval.

                  3. Review of Form. After receiving a completed Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past transactions by the Access Person in the Batterymarch-Managed Fund(s), as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed transaction.

                           The Preclearance Officer will notify the Access Person (or his or her designee) in writing whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

                           The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

                           No transaction in a Batterymarch-Managed Fund may be placed prior to the receipt by the Access Person of written authorization of the transaction by a Preclearance Officer. Verbal approvals are not permitted.

                  4. Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation,
                           (2) the close of business on the trading day the authorization is granted, or (3) the moment the Access Person learns that the information in the Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) is not accurate. If the order for the transaction in any Batterymarch-Managed Fund is not placed by the close of business on the trading day authorization is granted, a new authorization must be obtained before the transaction may be placed.

         B. Prohibited Transactions in Batterymarch-Managed Funds.

                  1. 60-Day Holding Period. No Access Person may sell (or exchange out of) shares of a Batterymarch-Managed Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Batterymarch-Managed Fund, including any individual retirement account or 401(k) participant account.

                  2. Other Prohibited Trading. Access Persons should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any Batterymarch-Managed Fund or any other fund in violation of applicable law or the provisions of the fund's disclosure documents.

         C. Exemptions for Transactions in Batterymarch-Managed Funds.

                  1. Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following transactions in Batterymarch-Managed Funds are exempt from the preclearance requirements set forth in Section V.A. (Preclearance of Transactions in Batterymarch-Managed Funds) and the prohibited transaction restriction set forth in Section V.B.1. (60-Day Holding Period):

                           a. Money Market Funds. Acquisitions or sales of money market funds.

                           b.   No Knowledge. Acquisitions or sales of
                                Batterymarch-Managed Funds effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts"). Non-
                                Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, transactions in Batterymarch-Managed Funds effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary. Transactions in Qualified Tuition Programs may also be considered as non-discretionary, provided an Access Person has no direct or indirect influence or control over the investment decision making process in the program (i.e., the Access Person is not able to select individual securities or a Monitored Fund for purchase or sale).

                                Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions.

                           c. Automatic Investment Plans. Acquisitions or sales of Batterymarch-Managed Funds effected pursuant to an Automatic Investment Plan.

                           d. Certain 401(k) Plan Reallocations. Elections regarding future contributions to the Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are not deemed to be transactions and are therefore not subject to (i.e., they are exempt from) the preclearance and reporting requirements and the 60-day holding period requirement.

                                Payroll deduction contributions to the
                                Batterymarch-Managed Funds in Batterymarch's
                                401(k) Plan are deemed to be pursuant to an Automatic Investment Plan. They are exempt from the preclearance and reporting requirements and the 60-day holding period requirement.

                                Movements of balances (including any
                                exchanges) into or out of the
                                Batterymarch-Managed Funds in Batterymarch's
                                401(k) Plan are deemed to be purchases or redemptions of those funds for purposes of the 60-day holding period requirement and are thus subject to the preclearance requirement of the Code. In lieu of transaction reporting, employees are deemed to consent to Batterymarch's Compliance Department obtaining transaction information from 401(k) Plan records.

                                Interests in Batterymarch-Managed Funds
                                (such as through a spouse's 401(k) plan or other retirement plan or any other account) are also subject to the preclearance and 60-day holding period requirements of the Code. Please note that certain Batterymarch-Managed Funds are a common investment vehicle in employee benefit plans in which Immediate Family members may participate.

                           The transactions listed in Section V.C.1.a. (Money Market Funds) and b. (No Knowledge) are also exempt from the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements). Transactions pursuant to an Automatic Investment Plan outside of Batterymarch's 401(k) Plan as described in
                           Section V.C.1.c. (Automatic Investment Plans) are subject to the Code's reporting requirements. However, transactions in Batterymarch's 401(k) Plan listed in Section V.C.1.d. (Certain 401(k) Plan Reallocations) do not need to be reported since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records.


VI.      REPORTING REQUIREMENTS

         A. Initial and Annual Certifications. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have: (a) received a copy of the Code;
(b) read and understood all provisions of the Code; and (c) agree to comply with the Code (or have complied with the Code). The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

            The annual certification must be submitted by Access Persons to Batterymarch's Compliance Department within thirty (30) days after Batterymarch's fiscal year-end (i.e., by April 30).

            As part of the annual certification, Access Persons will be required to certify that they are not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.

         B. Acknowledgement of Amendments to the Code. Batterymarch's Compliance Department will provide Access Persons with any amendments to the Code. Within ten (10) days of receiving such amendments, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have received, read and understood the amendments to the Code. The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

         C. Initial and Annual Disclosure of Personal Holdings. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, an Access Person must disclose all holdings of Covered Securities and Monitored Funds in which such Access Person has a Beneficial Interest on the Personal Holdings Report (Appendix 3). For purposes of the Code, all Investment Companies and pooled investment vehicles managed by Batterymarch (the "Batterymarch-Managed Funds") and all Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e. mutual funds) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter are considered "Monitored Funds." Please note: Although only transactions in the Batterymarch-Managed Funds (and not other Monitored Funds) are subject to the preclearance requirement in Section V.A. (Preclearance of Transactions in Batterymarch-Managed Funds) and the prohibited transaction restriction in Section V.B.1. (60-Day Holding Period), all holdings of Monitored Funds and Monitored Fund Transactions must be reported as required by Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements).

            The Personal Holdings Report must include: (a) a listing of all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the account must be disclosed);
(b) a listing of all accounts that hold Monitored Funds (accounts that are listed in (a) above do not need to be listed twice); (c) a listing of all Covered Securities and Monitored Funds held in the above accounts; and (d) a listing of all Covered Securities held outside of securities trading accounts in which the Access Person presently has a Beneficial Interest, such as physical certificates. The Personal Holdings Report (Appendix 3) must be signed and dated by the Access Person.

            Personal holdings reports and transaction reporting relating to Open-End Investment Companies that are not Monitored Funds are not required. Therefore, Access Persons do not need to disclose accounts that are capable of only holding mutual funds ("mutual fund-only accounts") when no Monitored Funds are held in such accounts.

            To satisfy this reporting requirement, an account statement for each account maintained with a broker, dealer or bank in which an Access Person has a Beneficial Interest must be attached to the Personal Holdings Report (Appendix 3).

            The information contained in the Personal Holdings Report
(Appendix 3) must be current as of a date no more than forty-five (45) calendar days prior to the date an employee is designated as an Access Person or the date the report is submitted on an annual basis.

            The annual disclosure of personal holdings must be submitted by Access Persons to Batterymarch's Compliance Department within thirty (30) days after Batterymarch's fiscal year-end (i.e., by April 30). Batterymarch's Compliance Department reserves the right to ask for holding reports in addition to the initial and annual reports described above.

         D. Quarterly New Account Reports. If an Access Person opens an account at a broker, dealer, bank or mutual fund (provided the mutual fund account holds any Monitored Funds) that has not previously been disclosed, the Access Person must notify Batterymarch's Compliance Department in writing of the existence of the account and make arrangements to comply with the requirements set forth in the Code.

            On a quarterly basis, all Access Persons are required to disclose any new accounts opened in which the Access Person has a Beneficial Interest that have the capability of holding Covered Securities or hold Monitored Funds regardless of what, if any, securities are maintained in such accounts. All Access Persons must complete a New Account(s) Report (Appendix 9) to disclose such accounts and include the following information for each new account: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the name of the account; (iii) the account number; and (iv) the date the account was established. The New Account Report (Appendix
9) must be signed and dated by the Access Person.

         E. Quarterly Transaction Reports. All Access Persons are required to report all Covered Securities Transactions and Monitored Fund Transactions conducted during each calendar quarter no later than thirty (30) days after the end of such calendar quarter. To the extent that all of the required information on the transaction is already included in a trade confirmation and account statement previously delivered to Batterymarch's Compliance Department in compliance with the requirements described in Section VI.F. (Duplicate Trade Confirmations and Account Statements), an Access Person does not need to submit a Transaction Report (Appendix 10).

            If an Access Person effected a Covered Securities Transaction or Monitored Fund Transaction during a calendar quarter that will not be reported on a brokerage confirmation or account statement that will be delivered to Batterymarch's Compliance Department within thirty (30) calendar days after the end of the calendar quarter, the Access Person must submit to Batterymarch's Compliance Department a Transaction Report (Appendix 10) covering all Covered Securities Transactions and Monitored Fund Transactions conducted during the calendar quarter no later than thirty (30) days after the end of the calendar quarter. The Transaction Report (Appendix 10) must include information about each Covered Securities Transaction and Monitored Fund Transaction in which the Access Person had, or as a result of the transaction acquired, any Beneficial Interest. The Transaction Report (Appendix 10) must include: (a) the name of each Covered Security and Monitored Fund traded; (b) the exchange ticker symbol or CUSIP/SEDOL number; (c) the type of security; (d) the number of shares of each Covered Securities Transaction and Monitored Fund Transaction; (e) the transaction type of each Covered Securities Transaction and Monitored Fund Transaction (i.e., purchase, sale, etc.); (f) the price of each Covered Security and Monitored Fund at which the Covered Securities Transaction and Monitored Fund Transaction, respectively, was effected; (g) the name of the broker, dealer or bank with or through which the Covered Securities Transaction or Monitored Fund Transaction was effected; and (h) the date of each Covered Securities Transaction and Monitored Fund Transaction. The Transaction Report (Appendix 10) must be signed and dated by the Access Person.

            Covered Securities Transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside of securities trading accounts or transactions through employee benefit plans, must be reported to Batterymarch's Compliance Department using a Transaction Report (Appendix 10).

            Access Persons that had no Covered Securities Transactions and/or Monitored Fund Transactions during a calendar quarter are not required to submit a Transaction Report (Appendix 10).

            Furthermore, Transaction Reports (Appendix 10) need not be filed for: (a) any transaction in Exempt Securities [Section IV.D.1.a. (Exempt Securities)]; (b) any transaction effected in a Non-Discretionary Account [Sections IV.D.1.e. and Section V.C.1.b. (No Knowledge)]; (c) the receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans [Section IV.D.1.i. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans)]; (d) purchases of an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)]; (e) the receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)]; (f) any transaction in Fixed Income Investments [Section IV.D.1.n. (Fixed Income Investments)]; (g) acquisitions or sales of money market funds [Section V.C.1.a. (Money Market Funds)]; and (h) any transaction in Batterymarch's 401(k) Plan since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records [Section V.C.1.d. Certain 401(k) Plan Reallocations)].

            Interests in Monitored Funds (such as through a spouse's
401(k) plan or other retirement plan or any other account) are subject to the reporting (transaction and holdings) requirements of the Code. Please note that Monitored Funds are a common investment vehicle in employee benefit plans in which your Immediate Family members may participate.

            Please note: Interests in Batterymarch-Managed Funds are subject to the preclearance, reporting (transaction and holdings) and 60-day holding period requirements of the Code.

         F. Duplicate Trade Confirmations and Account Statements. All Access Persons must arrange for Batterymarch's Compliance Department to receive directly from any broker, dealer, or bank firm through which they have effected any Covered Securities Transactions or Monitored Fund Transactions, duplicate copies of all trade confirmations relating to such Covered Securities Transactions and Monitored Fund Transactions and statements relating to each account that holds, or potentially could hold, Covered Securities or holds Monitored Funds in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the Access Person must arrange for duplicate trade confirmations and account statements to be sent to Batterymarch's Compliance Department). Duplicate copies of trade confirmations and periodic account statements must be received by Batterymarch's Compliance Department no later than thirty (30) days after the end of each calendar quarter. Access Persons may use the Form Letter to Broker, Dealer or Bank (Appendix 7) as an instruction letter to request such documents from brokers, dealers or banks.

            Access Persons are not required to arrange for the delivery of duplicate copies of account statements relating to Batterymarch's 401(k) Plan.

            If an Access Person opens an account at a broker, dealer or bank that has not previously been disclosed, the Access Person must notify Batterymarch's Compliance Department in writing of the existence of the account as described in Section VI.D. (Quarterly New Account Reports) and make arrangements to comply with the requirements set forth herein.

            If an Access Person is not able to arrange for duplicate trade confirmations and periodic account statements to be sent, the Access Person must immediately notify Batterymarch's Compliance Department.

         G. Confidentiality. Batterymarch's Compliance Department will use its best efforts to assure that the personal holdings information of Access Persons is treated confidentially. However, Batterymarch is required by law to review, retain and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Legg Mason as is necessary to evaluate compliance with or sanctions under the Code or other requirements applicable to Legg Mason or Batterymarch.

         H. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to Batterymarch's Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., Batterymarch's Compliance Committee, Batterymarch's Compliance Department, Legg Mason's Legal and Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason is a member, any state securities commission and any attorney or agent of the foregoing.


VII.     ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

         A. Training and Education. All Supervised Persons are required to attend any training sessions conducted by Batterymarch's Compliance Department concerning the Code.

         B. Annual Review. Batterymarch's Chief Compliance Officer will review the Code at least once a year and identify any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations, and will report such findings to Batterymarch's Compliance Committee.

         C. Reporting Violations. All Supervised Persons are required to report violations of the Code promptly to Batterymarch's Chief Compliance Officer or to another member of Batterymarch's Compliance Committee (provided Batterymarch's Chief Compliance Officer also received reports of all violations).

                  1. Confidentiality. Any reports of violations from Supervised Persons will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports of violations of the Code may be submitted to Batterymarch's Chief Compliance Officer on an anonymous basis.

                  2. Types of Reporting. The types of reporting required include: (a) noncompliance with applicable laws, rules and regulations; (b) fraud or illegal acts involving any aspect of Batterymarch's or Legg Mason's business; (c) material misstatements in regulatory filings, internal books and records, client records or reports; (d) activity that is harmful to clients, including shareholders of Monitored Funds; and (e) deviations from required controls and procedures that safeguard clients and the firm. Supervised Persons are reminded to refer to the Legg Mason, Inc. Code of Conduct and the memorandum entitled Employee Reporting of Alleged Questionable Accounting or Auditing Matters, both of which reside in Batterymarch's Compliance Program Policies and Procedures Manual.

                  3. Retaliation. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

         D. Investigating Violations of the Code. Batterymarch's Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of any investigation relating to any Batterymarch-Managed Fund to compliance personnel at the relevant investment company.

         E. Sanctions. If Batterymarch's Chief Compliance Officer determines that an Access Person has committed a violation of the Code, Batterymarch's Compliance Committee and Legg Mason's Legal and Compliance Department may impose sanctions and take other actions as they deem appropriate, including but not limited to a warning, a letter of caution and warning, a forced sale of securities, profit disgorgement, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator for cause. In addition to sanctions, violations may result in civil referral to the Securities and Exchange Commission or criminal referral, where appropriate.

                  Where an Access Person is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Batterymarch's Compliance Department and shall be remitted by the Access Person to Batterymarch's Compliance Committee. Batterymarch's Compliance Committee will forward this amount to a charitable organization selected by Batterymarch. Failure to promptly abide by a directive from Batterymarch's Compliance Committee, Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch's Compliance Department may review his or her own transaction.

         F. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case-by-case basis if it finds that the proposed conduct involves negligible opportunity for abuse.

         G. Inquiries Regarding the Code. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.


VIII.    DEFINITIONS

         When used in the Code, the following terms have the meanings set forth below:

         "401(k) Plan" means Batterymarch's 401(k) plan, the Batterymarch Financial Management Profit Sharing and Retirement Plan.

         "Access Person" means each Supervised Person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of Monitored Funds is also an Access Person.

         Batterymarch's Compliance Department has designated the following Supervised Persons as Access Persons:

         (1) Every officer and employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Client Account;

         (2) Every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Covered Security, prior to its dissemination or prior to the execution of all resulting trades; and

         (3) Such other persons as Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department shall designate.

         Non-employee directors of Batterymarch are not considered to be Access Persons since they do not have access to nonpublic information regarding clients' purchase or sale of securities, are not involved in making securities recommendations to clients and do not have access to such recommendations that are nonpublic.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1(e)(1) promulgated under the Investment Advisers Act of 1940, as amended.

         "Automatic Investment Plan" means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Access Person. Examples are as follows:

         Dividend Reinvestment Plans ("DRIPs"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an Automatic Investment Plan. Optional cash purchases (i.e., the right to buy additional shares through the DRIP) are not considered Automatic Investment Plans unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

         Payroll deductions. Deductions from payroll directly into an investment account are deemed to be done pursuant to an Automatic Investment Plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

         Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an Automatic Investment Plan, provided that, in either case:

o There is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and
o    At least two drafts or deposits were executed according to the schedule.

         Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

         Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of one mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

         Asset allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories.

Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Code, both the investment of new money into, and periodic rebalancings within, an asset allocation account are deemed to be done pursuant to an Automatic Investment Plan. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset allocation accounts.

         College Savings Plans. Many jurisdictions have college savings plans (often referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an Automatic Investment Plan. A college savings plan could qualify as an Automatic Investment Plan if it meets the requirements for an asset allocation account, bank account draft or a payroll deduction.

         "Batterymarch" means Batterymarch Financial Management, Inc.

         "Batterymarch Affiliate" means any company that controls, is controlled by, or is under common control with Batterymarch.

         "Batterymarch's Compliance Department" means the compliance department of Batterymarch and the persons designated in Appendix 1.

         "Batterymarch-Managed Fund" means an Investment Company or other pooled investment vehicle managed by Batterymarch.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in the subject Covered Securities.

         An Access Person is deemed to have a Beneficial Interest in the following:

                  (1) Any Covered Security owned individually by the Access Person;

                  (2) Any Covered Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

                  (3) Any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

                        a. the Covered Security is held in an account over which the Access Person has decision-making authority (for example, the Access Person acts as trustee, executor, or guardian); or

                        b. the Covered Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

         The following is guidance on the application of this definition to some common situations.

         Family Members. An Access Person is presumed to have a Beneficial Interest in any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch's Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Covered Security and exercises no control over investment decisions made regarding the Covered Security. It will be difficult to rebut this presumption if, with respect to the other person, the Access Person commingles any assets or shares any expenses, provides or receives any financial support, influences investment decisions, includes them as a dependent for tax purposes or as a beneficiary under an employee benefit plan or is in any way financially codependent. Any attempt to disclaim Beneficial Interest with respect to Immediate Family members who share the same household as the Access Person must be based upon countervailing facts that an Access Person can prove in writing.

         Partnerships. If an Access Person is a general partner in a general or limited partnership, the Access Person is deemed to own his or her proportionate share of the securities owned by the partnership. An Access Person's "proportionate share" is the greater of such person's share of profits or share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

         Shareholders of Corporations. An Access Person is not deemed to own the securities held by a corporation in which the Access Person is a shareholder unless the Access Person is a controlling shareholder or the Access Person has or shares investment control over the corporation's portfolio.

         Trusts. Generally, parties to a trust will be deemed to have a Beneficial Interest in the securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust.

         Derivative Securities. An Access Person is deemed to have a Beneficial Interest in any security the Access Person has the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

         Access Persons may use the Certification of No Beneficial Interest form (Appendix 8) to rebut the presumption of Beneficial Interest in any Covered Securities.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Covered Security should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Client Account" means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser, including Investment Companies and other collective funds.

         "Closed-End Investment Company" means an Investment Company that has a fixed number of shares and is often listed on a major stock exchange. Unlike Open-End Investment Companies, Closed-End Investment Companies do not stand ready to issue and redeem shares on a continuous basis.

         "Code" means this Code of Ethics, as amended.

          "Compliance Committee" means the Batterymarch committee that is responsible for establishing and monitoring Batterymarch's compliance policies and procedures in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended. Batterymarch's Compliance Committee consists of Batterymarch's Chief Compliance Officer and Supervisors.

         "Covered Security" includes stock, obligations otherwise convertible into stock and all derivative instruments of the foregoing, such as options and warrants. Also, includes Closed-End Investment Companies, such as exchange-traded funds, and Private Placements. A Covered Security does not include futures or options on futures or Open-End Investment Companies not registered under the Investment Company Act of 1940, but the purchase and sale of such instruments and funds are nevertheless subject to the reporting requirements of the Code.

         Unless expressly exempted from the preclearance or reporting requirements of the Code, all securities transactions are considered Covered Securities under the provisions of the Code.

         "Covered Securities Transaction" means a purchase or sale of Covered Securities in which an Access Person has or acquires a Beneficial Interest.

         "Equivalent Security" means any security issued by the same entity as the issuer of a subject Covered Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, the Options Clearing Corporation or a similar entity issues them.

         "Exempt Security" means any security that is expressly exempted from the preclearance or reporting requirements of the Code, where applicable.

         "Fixed Income Investment" means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (e.g., government, corporate and municipal bonds). Convertible securities are not considered Fixed Income Investments.

         "Immediate Family" of an Access Person means any of the following persons:

(1) An employee's spouse;

(2) Children (including stepchildren, foster children, sons-in-law and daughters-in-law);

(3) Grandchildren;

(4) Parents (including step-parents, mothers-in-law and fathers-in-law);

(5) Grandparents; and

(6) Siblings (including brothers-in-law, sisters-in-law and step-brothers and sisters).

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch's Compliance Department determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which this Code is intended to prevent.

         "Index Fund" means an investment company or managed portfolio that contains securities of an index in proportions designed to replicate the return of the index.

         "Initial Public Offering" means the first offering of a company's securities to the public through an allocation by the underwriter.

         "Investment Club" means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

         "Investment Company" means a company that issues securities that represent an undivided interest in the net assets held by the company. An Investment Company may be a "Closed-End Investment Company" or an "Open-End Investment Company." A mutual fund is an Open-End Investment Company registered under the Investment Company Act of 1940.

         "Investment Company Act of 1940" is legislation passed by Congress requiring registration and regulation of investment companies by the Securities and Exchange Commission. The Act sets the standards by which mutual funds and other investment vehicles of investment companies operate.

         "Investment Person" and "Investment Personnel" mean each Portfolio Manager and any other Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

         "Investment Team" means the group of Portfolio Managers responsible for the management of Client Accounts invested under similar mandates.

        "Legg Mason" means Legg Mason, Inc., the parent company of Batterymarch.

     "Legg Mason Fund" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Focus Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

         "Legg Mason's Legal and Compliance Department" means the Legal and Compliance Department of Legg Mason and the persons designated in Appendix 1.

         "Monitored Fund" means an Investment Company or other pooled investment vehicle managed by Batterymarch (a "Batterymarch-Managed Fund") or an Open-End Investment Company registered under the Investment Company Act of 1940 (i.e., a mutual fund) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter. From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch's Compliance Program Policies and Procedures Manual. Access Persons should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

         "Monitored Fund Transaction" means a purchase or sale of shares, units, limited partnership interests or other evidences of ownership interests of Monitored Funds in which an Access Person has or acquires a Beneficial Interest.

         "Non-Discretionary Account" means an account for which an Access Person has no direct or indirect control over the investment decision-making process.

         "Open-End Investment Company" means an Investment Company that continually creates new shares on demand. The opposite of a Closed-End Investment Company, which issues a limited number of shares, which are then traded on a stock exchange.

         "Option" means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Access Person who buys/sells an option is generally deemed to have purchased/sold the underlying security when the option was purchased/sold.

         (1)      Call options

                  (a) If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

                  (b) If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

         (2)      Put options

                  (a) If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

                  (b) If an employee sells a put option, the employee is considered to have purchased the underlying security on the date the option was sold.

         "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of securities for the Client Accounts.

         "Preclearance Officer" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee(s).

         "Private Placement" means an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933. Such offerings are exempt from registration because they do not constitute a public offering. Private Placements can include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and investments in family-owned businesses.

         "Qualified Tuition Program" (also known as a Section 529 plan or a college savings plan) is a program set up to allow a person to either prepay, or contribute to an account established for paying, a student's qualified education expenses at an eligible educational institution. Qualified Tuition Programs can be established and maintained by states (or agencies or instrumentalities of a state) and eligible educational institutions.

         "Restricted Period" means the period beginning five trading days before the expected release of Legg Mason, Inc.'s quarterly earnings and continuing for two trading days following the quarterly earnings release.

         "Short Sale" means the sale of a security that is not owned by the seller at the time of the trade.

         "Supervised Persons" include:

(1) Directors and officers of Batterymarch (or other persons occupying a similar status or performing similar functions);

(2)      Employees of Batterymarch; and

(3) Any other person who provides advice on behalf of Batterymarch and is subject to Batterymarch's supervision and control.

         "Supervisor(s)" means, either collectively or individually, Batterymarch's Chief Executive Officer and President.


VIII.    APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.   Contact Persons;

Appendix 2.   Acknowledgement of Receipt of Code of Ethics or Amendment to Code;

Appendix 2A.  Annual Certification of Compliance with Batterymarch's Code of
              Ethics Form;

Appendix 3.   Personal Holdings Report;

Appendix 4.   Covered Security Trade Authorization Request Form;

Appendix 5.   Batterymarch-Managed Fund Trade Authorization Request Form;

Appendix 6.   Certification of Access Person's Designee;

Appendix 7.   Sample Instruction Letter to Broker, Dealer or Bank;

Appendix 8.   Certification of No Beneficial Interest;

Appendix 9.   New Account(s) Report;

Appendix 10.  Transaction Report.

                                   Appendix 1
                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Denise A. Larson
     Jeffrey S. Morandi
     Brett W. Pohl

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Philip E. Channen
     Denise A. Larson
     Jeffrey S. Morandi
     Brett W. Pohl

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Gregory T. Merz
     Ronald A. Holinsky
     Christopher D. Marzullo
     Chrystie Boucree Ritter
     Richard M. Wachterman

                                   Appendix 2
      ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS OR AMENDMENT TO THE CODE


I acknowledge that I have received the Code of Ethics dated August 1, 2006 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of "Batterymarch-Managed Funds," "Covered Securities" and "Monitored Funds" and understand such definitions and the distinctions between them.

2. In accordance with Section IV.A. of the Code, I will obtain prior written authorization for all Covered Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section IV.D.1. of the Code.

3. In accordance with Section V.A. of the Code, I will obtain prior written authorization for all transactions in the Legg Mason Funds and Batterymarch-Managed Funds in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section V.C.1. of the Code.

4. In accordance with Sections VI.D. and VI.E. of the Code, I will report all new accounts opened on a quarterly basis that may hold Covered Securities or hold Monitored Funds in which I have a Beneficial Interest and provide at least quarterly transaction reports in all Covered Securities Transactions and Monitored Fund Transactions in which I have or acquire a Beneficial Interest.

5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

6.   I will comply with the Code of Ethics in all other respects.

7. I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.




_________________________________
Access Person's Name



_________________________________                           ___________________
Access Person's Signature                                   Date

                                   Appendix 2A
                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                       BATTERYMARCH'S CODE OF ETHICS FORM


I certify that during the past year:

1. In accordance with Section VI.C. of the Code, I have fully disclosed on the Personal Holdings Report (Appendix 3) all holdings of Covered Securities and Monitored Funds in which I have a Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to the Code.

2. In accordance with Section IV.A. of the Code, I have obtained prior written authorization for all Covered Securities Transactions in which I have or acquired a Beneficial Interest, except for transactions exempt from preclearance under Section IV.D.1. of the Code, and except to the extent disclosed on an attached schedule.

3. In accordance with Section V.A. of the Code, I have obtained prior written authorization for all transactions in the Batterymarch-Managed Funds in which I have or acquired a Beneficial Interest, except for transactions exempt from preclearance under Section V.C.1. of the Code, and except to the extent disclosed on an attached schedule.

4. In accordance with Sections VI.D. and VI.E. of the Code, I have reported all new accounts opened on a quarterly basis that may hold Covered Securities or hold Monitored Funds in which I have a Beneficial Interest and provided at least quarterly transaction reports in all Covered Securities Transactions and Monitored Fund Transactions in which I have or acquired a Beneficial Interest.

5.   I have complied with the Code of Ethics in all other respects.

6. I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.





_________________________________
Access Person's Name



_________________________________                           ___________________
Access Person's Signature                                   Date

                                   Appendix 3
                            PERSONAL HOLDINGS REPORT


1. In accordance with Section VI.C. of the Code, the following is a list of all Covered Securities and Monitored Funds in which I have a Beneficial
     Interest:

     A. Provide the information requested below for each account that you maintain with a broker, dealer, bank or mutual fund. Indicate "None" if appropriate.

----------------------------------------------------- ------------------------------ ---------------------------------
   NAME OF BROKER,DEALER, BANK OR MUTUAL FUND                    ACCOUNT TITLE                 ACCOUNT NUMBER
----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------
----------------------------------------------------- ------------------------------ ---------------------------------

----------------------------------------------------- ------------------------------ ---------------------------------

                     (Attach a separate sheet if necessary)


     B. Attach the most recent account statement for each account identified above. The information contained in this Personal Holdings Report and in each account statement must be current as of a date no more than forty-five (45) calendar days prior to the date this Report is submitted.

     C. If you own Beneficial Interests in Covered Securities or Monitored Funds that are not listed on an attached account statement, list them below. Include private equity investments. Indicate "None" if appropriate.

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
   NAME OF BROKER,                                     NAME OF SECURITY      EXCHANGE TICKER           TYPE        NUMBER OF SHARES/
   DEALER, BANK OR         ACCOUNT       ACCOUNT         OR MONITORED        SYMBOR OF CUSIP/           OF          PRINCIPAL AMOUNT
     MUTUAL FUND            TITLE        NUMBER             FUND               SEDOL NUMBER          SECURITY
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------
----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

----------------------- -------------- ------------- --------------------- --------------------- ----------------- -----------------

                                        (Attach separate sheet if necessary)

2. I understand that if I am classified as an Investment Person, I must obtain written authorization from Batterymarch's Chief Compliance Officer on an annual basis to continue holding any Private Placement security, in accordance with Section IV.C.2.e. of the Code. I certify that I have sought and obtained such written authorization for any Private Placement security listed in this Report.

3.   I certify that the information on this form is accurate and complete.


_________________________________
Access Person's Name



_________________________________                           ___________________
Access Person's Signature                                   Date

                                   Appendix 4
                                COVERED SECURITY
                        TRADE AUTHORIZATION REQUEST FORM

1. Name of Access Person:


2. Account Title and Number:


3. Name of Covered Security and ticker or CUSIP/SEDOL:


4. Maximum number of shares or units to be purchased or sold:


5. Name of broker to effect transaction:


6. Check applicable boxes: Purchase __ Sale __ Market Order __
                           Limit Order __ Limit Price: ________
                           (sales only)

   Any other relevant trade details:___________________________


7. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

     (b) I am not aware that any Client Account or any client account managed by an affiliate of Batterymarch has an open order to buy or sell the Covered Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Client Account or any client account managed by an affiliate of Batterymarch to profit by the market effect of such transaction.

     (d) The Covered Security is not being acquired in an Initial Public
         Offering.

     (e) The Covered Security is not being acquired in a Private Placement or, if it is, I have reviewed Section IV.C.2.e. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only.) If I am selling (or purchasing) the Covered Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased (or sold) the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

     (g) (Portfolio Managers Only.) If I am purchasing or selling the Covered Security, I have not in the past 7 calendar days purchased or sold the Covered Security or an Equivalent Security for a Client Account. I also am not considering purchasing or selling the Covered Security or an Equivalent Security for a Client Account in the next 7 calendar days.

     (h) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day the authorization is granted (as stated in Section IV.A.4. of the Code). If the order is not placed during this day, a new authorization must be obtained before the order is placed.

     (i) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in
         Section VI.E. and VI.F. (as applicable) of the Code. If this order is not executed, I agree to notify the Preclearance Officer.

     (j) I believe that the proposed trade fully complies with the requirements of the Code.




_________________________              _________________          _____________
Access Person's Signature              Date                       Time

                                   Appendix 5
                            BATTERYMARCH-MANAGED FUND
                        TRADE AUTHORIZATION REQUEST FORM



1. Name of Access Person:

2. Account Title:

3. Account Number:

4.   Batterymarch-Managed Fund to be purchased or sold:

5.   Maximum number of shares or units to be purchased or sold:

6. Name of broker to effect transaction:

7. Check applicable boxes: Purchase __ Sale __


8. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) If I am requesting authorization for a sale, I have not purchased shares of the same Batterymarch-Managed Fund within 60 calendar days.

     (b) By entering this order, I am not using my knowledge of the portfolio holdings of a Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

     (c) I believe that the proposed trade fully complies with the requirements of the Code and the policies outlined in the Prospectus of the Fund.




_________________________              _________________          _____________
Access Person's Signature              Date                       Time

                                   Appendix 6
                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request Form for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.



                                                  ------------------------------
                                                  Access Person's Designee


                                                  ------------------------------
                                                  Print Name


                                                  ------------------------------
                                                  Date

                                   Appendix 7
              SAMPLE INSTRUCTION LETTER TO BROKER, DEALER, OR BANK

(Date)

(Broker Name)
(Address)

Re:      (Account Name)
         (Account No.)

To Whom It May Concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to the account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation for the referenced account(s) directly to:

                     Batterymarch Financial Management, Inc.
                                  P.O. Box 315
                           Boston, Massachusetts 02117

Thank you for your cooperation.

If you have any questions, please contact me.


                                   Sincerely,


                                   (Name of Access Person)

                                   Appendix 8
                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household of which I wish to rebut the presumption of having a Beneficial Interest:

                 Relationship of
                 Immediate Family
Name             Member                 Brokerage Firm            Account Number
----------       -----------------      ---------------           --------------







I certify that with respect to each of the accounts listed above (initial appropriate boxes):


____ I do not own individually or jointly with others any of the securities/funds held in the account.


____    I do not possess or exercise decision making authority over the account.


____ I do not act as a broker or investment adviser representative for the account.


I agree that I will notify Batterymarch's Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.



                                                   _____________________________
                                                   Access Person's Signature


                                                   ___________________________
                                                   Print Name


                                                   __________________________
                                                   Date

                                   Appendix 9
                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
                                  NAME OF BROKER,
     DATE OPENED                   DEALER, BANK,
                                  OR MUTUAL FUND                       ACCOUNT TITLE                       ACCOUNT NUMBER
---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------
---------------------- ------------------------------------- ----------------------------------- -----------------------------------

---------------------- ------------------------------------- ----------------------------------- -----------------------------------

                                        (Attach separate sheet if necessary)



                                            ------------------------------------
                                            Access Person's Name  (Please print)


                                            ------------------------------------
                                            Access Person's Signature


                                            ------------------------------------
                                            Date

                                   Appendix 10
                               TRANSACTION REPORT

I have executed the following transactions during the past calendar quarter:

--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------
 NAME OF SECURITY      EXCHANGE TICKER        TYPE      # OF SHARES/   TRANSACTION     PRICE OF          NAME OF BROKER,
 OR MONITORED FUND     SYMBOL OR CUSIP/        OF        PRINCIPAL     TYPE (E.G.,     TRADE (IN         DEALER, BANK       TRADE
     TRADED             SEDOL NUMBER        SECURITY       AMOUNT      BUY OR SELL)    LOCAL CURRENCY)   OR MUTUAL FUND      DATE
--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------
--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------

--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------
--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------

--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------
--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------

--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------
--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------

--------------------- ------------------ ------------- -------------- --------------- ----------------- ------------------ ---------

                    (Attach separate sheet if necessary and include any other relevant details of each transaction)

I certify that I have reported all Covered Securities Transactions and Monitored Fund Transactions to Batterymarch's Compliance Department during the past calendar quarter.


                              --------------------------------------------------
                              Access Person's Name  (Please print)

                              --------------------------------------------------
                              Access Person's Signature

                              --------------------------------------------------
                              Date